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                                                                 EXHIBIT NO. 3.3

                             EVI WEATHERFORD, INC.

                            CERTIFICATE OF AMENDMENT

                                       TO

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     EVI Weatherford, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of the Company, at a special meeting duly held on August 7, 1998, unanimously adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Company and directed that such amendment be considered at the next annual meeting of stockholders of the Company:

     To amend Article 1 of the Amended and Restated Certificate of Incorporation in its entirety to read as follows:

      "1. The name of the Corporation is Weatherford International, Inc."

     SECOND: That at the annual meeting of stockholders of the Company duly called and held on September 21, 1998, in accordance with Section 222 of the General Corporation Law of the State of Delaware, the holders of a majority of the shares of Common Stock of the Company entitled to vote on such amendment voted in favor of such amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Bernard J. Duroc-Danner, its Chairman of the Board, President and Chief Executive Officer, this 21st day of September, 1998.

                                          EVI WEATHERFORD, INC.

                                          By:  /s/ BERNARD J. DUROC-DANNER
                                            ------------------------------------
                                                  Bernard J. Duroc-Danner
                                              Chairman of the Board, President
                                                and Chief Executive Officer